ABSC 2004-HE8

Credit Suisse First Boston

6,343 records

Balance: 1,073,667,752

1. Credit Grade For North Carolina Mortgage Loans

				Weighted	Weighted	Weighted
Credit Grade For North Carolina	Number Of	Aggregate Remaining	% Loans by Remaining	Average	Average	Average	% Owner
Mortgage Loans	Loans	Principal Balance	Principal Balance	FICO	LTV	Coupon	Occupied
AA	33	$3,211,288.38	60.77%	624	87.09%	7.858%	92.10%
A-	9	844,768.30	15.99	577	85.96	8.188	100.00
A+	8	980,410.00	18.55	616	86.43	7.910	100.00
B	1	127,500.00	2.41	534	85.00	8.550	100.00
C	1	120,000.00	2.27	541	75.00	8.500	100.00
Total:	52	$5,283,966.68	100.00%	611	86.46%	7.952%	95.20%

2. Debt-to-Income Ratio

				Weighted	Weighted	Weighted
	Number Of	Aggregate Remaining	% Loans by Remaining	Average	Average	Average	% Owner
Debt-to-Income Ratio	Loans	Principal Balance	Principal Balance	FICO	LTV	Coupon	Occupied
0.01 - 5.00	3	$738,960.00	0.07%	635	75.78%	6.928%	0.00%
5.01 - 10.00	8	1,178,020.84	0.11	620	80.56	7.691	59.10
10.01 - 15.00	48	7,496,002.70	0.70	631	75.63	7.035	73.19
15.01 - 20.00	128	16,969,359.76	1.58	616	78.6	7.161	86.59
20.01 - 25.00	306	40,153,310.30	3.74	615	77.34	7.381	86.48
25.01 - 30.00	471	67,212,865.06	6.26	621	78.93	7.251	90.12
30.01 - 35.00	765	119,580,956.01	11.14	614	79.25	7.181	94.15
35.01 - 40.00	1,067	179,505,194.61	16.72	622	80.61	7.243	94.29
40.01 - 45.00	1,268	225,268,079.57	20.98	625	81.20	7.155	95.03
45.01 - 50.00	1,939	353,568,336.14	32.93	624	83.05	7.175	94.83
50.01 - 55.00	329	59,749,366.26	5.56	590	69.31	7.206	92.71
55.01 - 60.00	11	2,247,301.03	0.21	603	76.92	6.622	100.00
Total:	6,343	$1,073,667,752.28	100.00%	620	80.45%	7.195%	93.61%

3. Loan Seasoning

				Weighted	Weighted	Weighted
	Number Of	Aggregate Remaining	% Loans by Remaining	Average	Average	Average	% Owner
Loan Seasoning	Loans	Principal Balance	Principal Balance	FICO	LTV	Coupon	Occupied
1	3,490	$593,734,253.07	55.30%	613	79.79%	7.260%	92.75%
2	2,075	359,547,841.28	33.49	625	80.78	7.153	94.78
3	731	111,868,123.80	10.42	644	82.72	7.009	94.31
4	42	7,350,713.61	0.68	643	82.95	6.938	93.92
5	5	1,166,820.52	0.11	645	83.58	6.462	100.00
Total:	6,343	$1,073,667,752.28	100.00%	620	80.45%	7.195%	93.61%

Credit Suisse First Boston

11 Madison Avenue

New York, New York 10010

www.csfb.com

9/29/2004 14:20

Disclaimer:

This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). This material has been prepared by CSFB based on assumptions and parameters determined by it in good faith. It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above. A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance. Opinions and estimates may be changed without notice. The information set forth above has been obtained from or based upon sources believed by CSFB to be reliable, but CSFB does not represent or warrant its accuracy or completeness. This material does not purport to contain all of the information that an interested party may desire. In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them. Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors. CSFB may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof. Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer. Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.